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                                                                    EXHIBIT 23.8

                            CONSENT OF LEGAL COUNSEL



We hereby consent to the use of our opinion dated July 7, 2000 as an exhibit to this Registration Statement, as amended by Post-Effective Amendment No. 1, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof.



                                   BERKLEY, GORDON, LEVINE,
                                   GOLDSTEIN & GARFINKEL, LLP


                                   -------------------------------
                                   Berkley, Gordon, Levine,
                                   Goldstein & Garfinkel, LLP


Las Vegas, Nevada
November 3, 2000